Schein Pharmaceutical, Inc.
100 Campus Drive
Florham Park, NJ 07932
Tel. 973 593-5500
Fax 973 593-5598
                                  PRESS RELEASE


Contact:        Melody A. Carey, Investor Relations
Telephone:      (973) 593-5535
Fax:            (973) 593-5598


FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

                                  PRESS RELEASE


          SCHEIN SERVED WITH TWO SHAREHOLDER SUITS SINCE FDA ACTION Schein continues negotiations with the FDA toward consent agreement

Florham Park, New Jersey -- September 25, 1998 -- Schein Pharmaceutical, Inc. (NYSE: SHP) today announced it has been served with two class action securities lawsuits and is aware of additional suits since the Food and Drug Administration
(FDA) action of September 10, 1998 that halted the manufacturing and distribution of all products from Schein's subsidiary Steris Laboratories, Inc., in Phoenix, AZ.

"We believe that our disclosures were accurate and we plan to defend the litigations vigorously," said Paul Feuerman, Schein's senior vice president and general counsel.

Schein is  continuing to negotiate  with the FDA in an attempt  toward a consent
agreement  to  resume   manufacturing   and  distribution  of  certain  products
manufactured at the Steris facility.

"We are diligently working with the FDA in an attempt to reach a prompt and fair resolution for the Steris facility," said Martin Sperber, Schein's chairman and chief executive officer. "The Steris plant is important to Schein. We are striving to quickly resolve open issues with the FDA." The products manufactured in the Phoenix facility account for approximately 40 percent of Schein's sales and 50 percent of gross profits.

The Steris facility, built by Schein, became operational in 1988 and employs approximately 700 people, of whom 300 have been put on paid furlough since September 16, 1998. Schein also operates four other manufacturing facilities in the United States, none of which are affected by the FDA action. Schein Pharmaceutical is one of the leading generic pharmaceutical companies in the United States. The Company develops, manufactures and markets one of the broadest generic product lines in the pharmaceutical industry through the integration of its product development expertise, diverse, high-volume production capacity and direct sales and marketing force. The Schein product line includes both solid dosage and sterile dosage generic products, and the Company is also developing a line of specialty branded pharmaceuticals. The Company's branded product, INFcD_, is the leading injectable iron product in the United States. The Company has a substantial pipeline of products under development. The Company enhances its internal product development, manufacturing and marketing capabilities through strategic collaborations. Schein Pharmaceutical has more than 1,900 employees with manufacturing plants located in Arizona, Connecticut, New Jersey, New York and Puerto Rico.

Certain of the matters discussed in this press release contain statements concerning future events or results. These "forward looking" statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward looking statements. Some important factors which may cause results to differ include: the difficulty of predicting FDA approvals, the uncertainty of acceptance and demand for the Company's new products, the impact of competitive products and pricing, the availability of raw materials, important factors that may cause actual results to differ materially from the forward looking statements are discussed in the "Risk Factors" and "Management's Discussion & Analysis of Financial Condition and Results of Operations" sections of the Company's prospectus dated April 8, 1998, which is on file with the Securities and Exchange Commission as a part of the Company's Registration Statement on Form S-1. Readers are urged to read the prospectus carefully to better understand these factors. The Company does not undertake to publicly update or revise any of its forward looking statements even if experience of future changes show that the indicated results or events will not be realized.

Editor's    note:    This    release   is   available   on   the   Internet   at
http://www.noonanrusso.com